UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 5.07.      Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders (the “Special Meeting”) of 1st United Bancorp, Inc. (the “Registrant”) was held on September 10, 2014. Proxies for the Special Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. At the Special Meeting, the Registrant’s shareholders were asked to vote on three proposals detailed in the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 29, 2014 and first mailed to the Registrant’s shareholders on or about July 29, 2014. The following summarizes all matters voted on at the Special Meeting.

1.	Shareholders approved the Agreement and Plan of Merger (“Merger Agreement”), dated as of May 7, 2014, between Valley National Bancorp (“Valley”) and the Registrant pursuant to which the Registrant will merge with and into Valley (the “Merger”). The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
24,738,203	502,384	584,273	—

2.	Shareholders approved, on a nonbinding advisory basis, the compensation of the named executive officers of the Registrant based on or related to the Merger. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
15,635,067	9,457,639	732,152	—

3.	Shareholders approved a proposal to authorize the Registrant’s Board of Directors to adjourn or postpone the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of approval of the Merger Agreement or to vote on other matters properly before the Special Meeting. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
23,833,611	1,800,180	191,070	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.
Date: September 10, 2014	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer